UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 20, 2019 (the “Effective Date”), Guardion Health Sciences, Inc.’s (the “Company”) newly-formed wholly-owned subsidiary, NutriGuard Formulations, Inc., a Delaware corporation (“Buyer”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with NutriGuard Research, Inc., a California corporation (“NutriGuard”), and NutriGuard’s sole shareholder, Mark McCarty.

Pursuant to the Asset Purchase Agreement, Buyer (i) agreed to purchase from NutriGuard specified assets of the NutriGuard brand and business, including certain limited inventory, trademarks, copyrights and other intellectual property (the “Acquired Assets”) and (ii) agreed to assume from NutriGuard certain limited liabilities arising from the ownership or use of the Acquired Assets by NutriGuard. In exchange, Buyer agreed to pay a royalty fee to NutriGuard subsequent to meeting certain financial performance metrics based on the operating results of the NutriGuard brand of products following the Effective Date. NutriGuard and Mr. McCarty also agreed, among other terms, to no longer use the “NutriGuard” name upon the Effective Date.

Pursuant to the terms of the Asset Purchase Agreement, Mr. McCarty entered into a consulting agreement (the “Consulting Agreement”) with Buyer pursuant to which Mr. McCarty will provide consulting services to, and serve as the Director of Research of, Buyer. Additionally, the Company agreed to grant to Mr. McCarty stock options to purchase one hundred thousand (100,000) shares of the Company’s common stock, exercisable at a price of $0.5411 per share (which was the closing price of the Company’s common stock on the Effective Date). The options were granted under the terms of the Company’s 2018 Equity Incentive Plan, which options shall vest as follows: twenty-five percent (25%) on the Effective Date, twenty-five percent (25%) on the first anniversary following the Effective Date, twenty-five percent (25%) on the second anniversary following the Effective Date, and twenty-five percent (25%) on the third anniversary following the Effective Date. The vested portion of the options may be exercised at any time prior to the earliest to occur of: (a) the fifth (5th) anniversary of the Effective Date; (b) ninety (90) days following the termination of the Consulting Agreement for any reason other than “for cause”; (c) six (6) months following termination of the Consulting Agreement due to Mr. McCarty’s death or disability; or (iv) an event of a termination “for cause” under the Consulting Agreement.

Under the terms of the Asset Purchase Agreement, the parties have made customary representations and warranties and agreed to various customary covenants, including, among others, post-closing non-solicitation and non-competition covenants for a period of five (5) years, restricting the activities of NutriGuard and Mr. McCarty.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On September 23, 2019, the Company issued a press release announcing the transactions described above, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, effective September 20, 2019
99.1	Press Release dated September 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

By:	/s/ MICHAEL FAVISH
Name:	Michael Favish
Title:	Chief Executive Officer

Date: September 24, 2019